UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2020

FACEBANK GROUP, INC.
(Exact name of registrant as specified in its charter)

Florida	000-55353	26-4330545
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1330 Avenue of the Americas, New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(212)-672-0055

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. [  ]

Item 5.07	Submission of Matters to a Vote of Security Holders.

On June 23, 2020, certain holders of the Series AA Convertible Preferred Stock (the “Acting Shareholders”) of the FaceBank Group, Inc., a Florida corporation (the “Company”), acting by written consent pursuant to Section 607.0704 of the Florida Business Corporation Act, approved a waiver of certain anti-dilution rights under the Certificate of Designation of Series AA Convertible Preferred Stock of the Company in connection with the sale and issuance of shares of the Company’s capital stock and/or warrants, options or other rights to acquire such capital stock in an unregistered offering with an aggregate purchase price up to $250 million on or prior to October 31, 2020. As of the date of such approval such date, the Acting Shareholders collectively held 16,681,852 shares, or 56.35%, of the Company’s outstanding shares of Series AA Convertible Preferred Stock.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

FACEBANK GROUP, INC.

Date: June 30, 2020	By:	/s/ David Gandler
	Name:	David Gandler
	Title:	Chief Executive Officer